Exhibit 10.9

EMPLOYEE AGREEMENT - 2024

This Employee Agreement (“Agreement”) is made and entered into by and between Phoenix Capital Group Holdings, LLC (the “Company”), and Adam Ferrari (“Employee”), effective as of January 1, 2024.

1. POSITION AND DUTIES

(a) Position: Employee is employed in the capacity of Chief Executive Officer. The Employee agrees to serve the Company and to perform faithfully and to the best of their abilities the duties and responsibilities commensurate with such position.

(b) Duties: Employee shall perform all duties as are customary for the position of Chief Executive Officer and any additional duties now or hereafter assigned to the Employee by the Company. Employee is expected to adhere to all company policies and to act in the best interests of the Company at all times.

2. TERM OF EMPLOYMENT The term of this Agreement shall commence on the Effective Date and continue until terminated by either party as provided in Section 4.

3. COMPENSATION AND BENEFITS

(a) Variable Compensation: Employee shall receive an equity withdraw tied to the revenue of the Company. The percentage awarded to the Employee for 2024 is 1.1% of Gross Revenue per audited financials. The variable compensation is contingent upon the Company achieving the revenue targets set forth by Lion of Judah Capital, LLC. Payments will be made twice a month and trued up at year end.

(b) Benefits: Employee shall be eligible to participate in all employee benefit plans and programs, including but not limited to health insurance, dental insurance, and retirement plans, to the extent available and in accordance with the terms and eligibility requirements of each benefit program.

4. TERMINATION Employment under this Agreement may be terminated:

•	By the Employee, upon 60 written notice to the Company.

•	By the Company at any time, in accordance with Phoenix Capital Group Holdings, LLC’s Operating agreement and any other agreements predating this agreement.

5. CONFIDENTIALITY AND NON-DISCLOSURE During the term of this Agreement and thereafter, confidentiality and Non-Disclosure is to be referenced directly from Phoenix Capital Group Holdings, LLC Operating Agreement.

6. NON-COMPETE AND NON-SOLICITATION During the term of this Agreement and thereafter, confidentiality and Non-Disclosure is to be referenced directly from Phoenix Capital Group Holdings, LLC Operating Agreement.

7. MISCELLANEOUS This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Employee Agreement as of the Effective Date.

Adam Ferrari
Signature:	/s/ Adam Ferrari
Date: 5-2-2024

For Phoenix Capital Group Holdings, LLC

Signature:	/s/ Lindsey Wilson
Name: Lindsey Wilson
Title: Chief Operating Officer
Date: 5/3/24